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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2007

Strategic Gaming Investments, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2580 Anthem Village Rd., Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 563-1600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement.

On July 24, 2007, Strategic Gaming Investments, Inc., a Delaware corporation (“SGME”), and Power Play Development Corporation, a Nevada corporation (“Power Play”), entered into an Agreement and Plan of Merger (“Agreement”) whereby Power Play will merge with and into SGME.

Power Play is a Massachusetts based marketing and promotions company. Through its poker creations division (www.pokercreations.com), the company offers legally compliant private-branded online poker applications to national brands, portals and corporations seeking to leverage and extend their brands via the growth and interest in poker. Power Play offers its own poker portal direct to the public through its National League of Poker division (www.nlop.com).

 Pursuant to the terms of the Agreement, at the closing of the merger (“Closing”) SGME will issue that certain number of shares of common stock, and options to purchase shares of common stock (on identical terms as the issued and outstanding options as Power Play immediately prior to the Closing), necessary for Power Play stockholders and option holders, collectively, to hold seventy percent (70%) of the issued and outstanding common stock of SGME, calculated on a fully-diluted basis, immediately following the Closing. The Closing is anticipated to occur in the second half of 2007.

The Agreement contains customary representations, warranties, closing conditions and covenants. Among the covenants, SGME agreed to undertake a private placement of common stock with gross proceeds to SGME of not less than $6,000,000, to be utilized for working capital purposes. SGME expects that this offering will close simultaneously with the closing of the merger.

Under the Agreement, SGME also agreed to loan Power Play $500,000, consisting of (i) $300,000 upon execution and delivery of the Agreement; (ii) $100,000 on or before August 15, 2007; and (iii) $100,000 on or before September 1, 2007. The loan is in the form of a convertible promissory note with interest at the rate of five percent (5%) per annum, which will be cancelled immediately following the Closing.

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 30, 2007, S. Matthew Schultz resigned as Chief Operating Officer and Chairman of SGME. Mr. Schultz’s resignation did not involve any disagreement with the Company, its officers or directors. Lawrence S. Schroeder, our existing Chief Executive Officer, President and a Director, will assume the Chairman position.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

(i) Agreement and Plan of Merger by and between Strategic Gaming Investments, Inc. and Power Play Development Corp. dated July 24, 2007, including exhibits thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC GAMING INVESTMENTS, INC.
(Registrant)

Date: July 30, 2007	By:	/s/ Lawrence S. Schroeder
Lawrence S. Schroeder
	Its:	Chief Executive Officer, President and Director

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